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        ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        c. EXHIBITS

99.     Press Release, dated September 19, 1996

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                 [JAFFONI & COLLINS INCORPORATED LETTERHEAD]

NEWS ANNOUNCEMENT

CONTACT:
Thomas Bradshaw                              Joseph N. Jaffoni, David C. Collins
Chief Financial Officer                      Jaffoni & Collins, Incorporated
310/656-1100                                 212/505-3015 or jciir@aol.com

FOR IMMEDIATE RELEASE


                    ALL AMERICAN COMMUNICATIONS ANNOUNCES
              STOCK REPURCHASE PROGRAM AND PROPOSED REFINANCING

Santa Monica, CA, (September 19, 1996) -- All American Communications, Inc. (Nasdaq: AACI and AACIB) announced today that its Board of Directors has authorized a stock repurchase program under which the Company may repurchase, commencing immediately and from time to time, up to 1,000,000 shares of its common stock on the open market or in privately negotiated transactions, consistent with overall market and financial conditions.

Cash reserves or amounts available under the Company's existing bank facility will be used to effect the Company's stock repurchase program. This facility currently permits the use of up to $5 million towards such repurchases without additional bank consent. Alternatively, the Company may use all or part of such reserves or amounts to acquire in private transactions a portion of its 6-1/2% Convertible Subordinated Notes due 2003, which are convertible into voting common stock.

The Company has outstanding approximately 5.9 million shares of Common Stock, approximately 5.7 million shares of Class B Common Stock and approximately $46 million principal amount of its 6-1/2% Convertible Subordinated Notes (after giving effect to notes previously converted or acquired in private transactions), respectively. The terms of the two classes of common stock are identical except that the Class B Common Stock is non-voting (other than as required by law). In addition, the Class B Common Stock converts automatically to Common Stock upon certain changes of control of the Company.

                                     -more-



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All American Communications, Inc., 9/19/96                                page 2


The Company also announced that it intends to pursue a refinancing for completion prior to the end of the year which, if consummated, will involve an amended and restated $150 million senior secured revolving credit facility and an additional $100 million debt financing. The proceeds from the proposed debt financing are currently intended to be used to purchase or redeem all of All American's outstanding 6 1/2% Convertible Subordinated Notes and to pay down indebtedness under the Company's existing bank facility, while simultaneously providing the Company with additional liquidity for internal growth or acquisition.

There is no assurance that the foregoing transactions will not be modified or that they will be consummated.

Notices: This press release does not constitute the offer or sale of any securities described herein. Any such securities have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Statements contained in this press release that are not historical statements (including but not limited to certain statements concerning the Company's future plans) constitute forward-looking statements which involve certain risks and uncertainties, which could cause actual results or actions to differ materially from those discussed above, including but not limited to risks relating to the possibility that the Company may abandon or be unable to consummate any of the proposed actions referred to above, or that such actions may be undertaken on different terms than those described above, as well as various risks relating to the Company's business, including those described from time to time in the Company's filings with the Securities and Exchange Commission.


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